Exhibit 99.1

NEWS RELEASE

Parsley Energy Increases Credit Facility to $1.4 Billion

AUSTIN, Texas, May 1, 2017 – Parsley Energy, Inc. (NYSE: PE) (“Parsley” or the “Company”) today announced that the Company amended its revolving credit agreement, thereby increasing the borrowing base by 60% to $1.4 billion, with a Company-elected commitment amount of $1.0 billion. The amendment also adds five new lenders under the credit agreement: Canadian Imperial Bank of Commerce, New York Branch; Capital One, National Association; Citibank, N.A.; PNC Bank, National Association; and UBS AG, Stamford Branch. Parsley currently has no outstanding borrowings under its credit facility.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, Inc.

Senior Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

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